Aquilex Holdings LLC	Exhibit 10.1

Amendment No. 1 to the Credit Agreement dated as of February 28, 2011 by and among Aquilex Holdings LLC, Royal Bank of Canada, as administrative agent, and L/C issuer, and the required lenders.

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1, dated as of February 28, 2011 (this “Amendment”), is entered into by and among AQUILEX HOLDINGS LLC, a Delaware limited liability company, (the “Borrower”), ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent (the “Administrative Agent”) under that certain Amended and Restated Credit Agreement dated as of April 1, 2010, as modified on June 17, 2010 (as otherwise amended, amended and restated, supplemented or modified from time to time, the “Credit Agreement”) among the Borrower, the Administrative Agent and the banks, financial institutions and other entities party thereto. Capitalized terms used herein not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS:

WHEREAS the Borrower and the Administrative Agent have agreed to amend the Credit Agreement on the terms, and subject to the conditions, set forth herein; and

WHEREAS, pursuant to Section 11.01 of the Credit Agreement, no amendment or waiver of any provision of any of the Credit Agreement, nor consent to any departure by any Borrower or any other Person from such provisions, shall be effective unless in writing and approved by the Required Lenders and the Borrower, and such consent shall include the L/C Issuer to the extent that its rights are affected; and

WHEREAS the Borrower has requested that the Required Lenders and the L/C Issuer approve the amendments set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT

Upon the Amendment No. 1 Effective Date, the Credit Agreement shall be amended as follows:

(a) Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions thereto in proper alphabetical order:

“Amendment No. 1” means Amendment No. 1 to this Agreement dated as of February 28, 2011.

“Amendment No. 1 Effective Date” means the date on which all conditions contained in Section 2 of Amendment No. 1 have been satisfied or waived.

“Total Tangible Assets” means the total tangible assets of the Borrower and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b).

(b) The definition of “Applicable Rate” contained in Section 1.01 of the Credit Agreement shall be amended in its entirety to read as follows:

““Applicable Rate” means a percentage per annum equal to:

(a) In respect of Term Loans that are (i) Eurocurrency Rate Loans, 4.50% and (ii) Base Rate Loans, 3.50%, and

(b) In respect of Revolving Credit Loans based on the Total Leverage Ratio as follows:

Level	Total Leverage Ratio	Loan Type
		Base Rate Loans	Eurocurrency Rate Loans	Euribor Elective Revolving Loans
I	< 2.75	3.00%	4.00%	4.00%
II	< 3.75 but ≥ 2.75	3.25%	4.25%	4.25%
III	≥ 3.75	3.50%	4.50%	4.50%

; provided, that, subsequent changes in the Applicable Rate in respect of Revolving Credit Loans resulting from a change in the Total Leverage Ratio shall become effective as to all Revolving Credit Loans then outstanding three (3) Business Days after delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to Section 6.02(a). Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Total Leverage Ratio), if the Borrower shall fail to deliver such Compliance Certificate in accordance with Section 6.02(a) within the time period required by (i) Section 6.01(a) for each Fiscal Year, (ii) Section 6.01(b) for the first three fiscal quarters of each Fiscal Year or (iii) if applicable, Section 6.01(c) for each month, then the Applicable Rate in respect of Revolving Credit Loans from and including the 49th day after the end of such fiscal quarter, the 124th day after the end of such Fiscal Year or, if applicable, the 34th day after the end of such month, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such Compliance Certificate shall equal the highest possible Applicable Rate provided for by this definition.”

(c) The definition of “Consolidated Adjusted EBITDA” contained in Section 1.01 of the Credit Agreement shall be amended by amending clause (i)(o) thereof in its entirety to read as follows:

“(o) costs incurred in connection with compliance with the Sarbanes-Oxley Act, provided that such costs are expensed or charged on or prior to December 31, 2011 and do not exceed an aggregate total amount of $1,000,000;”

(d) The definition of “GAAP” contained in Section 1.01 of the Credit Agreement shall be amended in its entirety to read as follows:

““GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or, except with respect to the subject matter of the immediately subsequent proviso, if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, however, that any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) required to be classified and accounted for as a capitalized lease on a balance sheet of such Person under GAAP as in effect as of April 1, 2010 shall not be treated as capitalized lease as a result of (x) the adoption of changes in GAAP after April 1, 2010 (including, for the avoidance of doubt, any changes or modifications as set forth in the FASB exposure draft issued on August 17, 2010) or (y) changes in the application of GAAP after April 1, 2010 (including, for the avoidance of doubt, any changes or modifications as set forth in the FASB exposure draft issued on August 17, 2010).”

(e) Section 7.02(n) shall be amended by deleting the text “(i) $15,000,000 and (ii) 1.75% of Total Assets” contained therein and replacing it with the text “(i) $20,000,000 and (ii) 10% of Total Tangible Assets”.

(f) Sections 7.03(d), 7.03(e) and 7.03(p) shall each be amended by deleting, in each case, the text “the greater of (i) $20,000,000 and (ii) 2% of Total Assets” contained therein and replacing it, in each case, with the text “10% of Total Tangible Assets”.

(g) Sections 7.13, 7.14 and 7.15 of the Credit Agreement shall be amended in their entirety to read as follows:

“Section 7.13 Total Leverage Ratio. Permit the Total Leverage Ratio for any Test Period ending on the last day of a fiscal quarter set forth below to be greater than the ratio set forth opposite such Test Period below:

Fiscal Quarter Ending	Total Leverage Ratio
March 31, 2011	6.75:1.00
June 30, 2011	6.75:1.00
September 30, 2011	6.75:1.00
December 31, 2011	6.75:1.00
March 31, 2012	6.75:1.00
June 30, 2012	6.75:1.00
September 30, 2012	6.50:1.00
December 31, 2012	6.50:1.00

Fiscal Quarter Ending	Total Leverage Ratio
March 31, 2013	6.25:1.00
June 30, 2013	6.25:1.00
September 30, 2013	6.25:1.00
December 31, 2013	6.00:1.00
March 31, 2014	5.75:1.00
June 30, 2014	5.50:1.00
September 30, 2014	5.50:1.00
December 31, 2014	5.25:1.00
March 31, 2015	5.00:1.00
June 30, 2015	5.00:1.00
September 30, 2015	5.00:1.00
December 31, 2015	4.85:1.00

Section 7.14 Interest Coverage Ratio. Permit the Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Interest Coverage Ratio
March 31, 2011	1.55:1.00
June 30, 2011	1.55:1.00
September 30, 2011	1.55:1.00
December 31, 2011	1.55:1.00
March 31, 2012	1.55:1.00
June 30, 2012	1.55:1.00
September 30, 2012	1.60:1.00

Fiscal Quarter Ending	Interest Coverage Ratio
December 31, 2012	1.65:1.00
March 31, 2013	1.65:1.00
June 30, 2013	1.65:1.00
September 30, 2013	1.65:1.00
December 31, 2013	1.70:1.00
March 31, 2014	1.70:1.00
June 30, 2014	1.75:1.00
September 30, 2014	1.75:1.00
December 31, 2014	1.80:1.00
March 31, 2015	1.85:1.00
June 30, 2015	1.85:1.00
September 30, 2015	1.90:1.00
December 31, 2015	1.95:1.00

Section 7.15 Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio for any Test Period ending on the last day of a fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Senior Secured Leverage Ratio
March 31, 2011	3.00:1.00
June 30, 2011	3.00:1.00
September 30, 2011	3.00:1.00
December 31, 2011	3.00:1.00
March 31, 2012	3.00:1.00
June 30, 2012	2.95:1.00

Fiscal Quarter Ending	Senior Secured Leverage Ratio
September 30, 2012	2.85:1.00
December 31, 2012	2.85:1.00
March 31, 2013	2.75:1.00
June 30, 2013	2.75:1.00
September 30, 2013	2.65:1.00
December 31, 2013	2.65:1.00
March 31, 2014 and thereafter	2.50:1.00

SECTION 2. CONDITIONS PRECEDENT TO EFFECTIVENESS

This Amendment shall become effective (the “Amendment No. 1 Effective Date”) as of the date first above written when, and only when, each of the following conditions shall have been satisfied:

(a) The Administrative Agent shall have received (a) counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the L/C Issuer and (b) the consent attached hereto executed by each Guarantor.

(b) The delivery to the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying the accuracy of the representations and warranties set forth in Section 3 of this Amendment on and as of the Amendment No. 1 Effective Date.

(c) The Borrower shall have paid the following fees, each of which shall become earned, due and payable upon satisfaction of the other conditions contained in this Section 2, within two Business Days after the other conditions contained in this Section 2 have been satisfied:

(1) to the Administrative Agent for the ratable account and benefit of each Lender executing this Amendment on or before 12 p.m. Eastern Standard Time on February 25, 2011 (or as otherwise agreed) a nonrefundable fee equal to 0.25% of the aggregate principal amount of outstanding Term Loans owing to, and the Revolving Credit Commitments of, each such Lender; and

(2) all other fees and out-of-pocket costs and expenses owing to the Administrative Agent (including the reasonable fees and out-of-pocket costs and expenses of Shearman & Sterling LLP in its capacity as legal counsel to the Administrative Agent) incurred in connection with the transactions contemplated under this Amendment in accordance with Section 11.04 of the Credit Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES

A. Corporate Power and Authority. The Borrower has the requisite limited liability company power and authority, as applicable, to enter into this Amendment.

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of its obligations under this Amendment and the Credit Agreement have been duly authorized by the necessary limited liability company action on the part of the Borrower.

C. Governmental Approvals; No Conflicts. This Amendment (a) does not require any consent or approval of, notice to, or any other action by or before, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the operating agreement, limited liability company agreement or other organizational documents of the Borrower or any applicable order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower, and (d) will not result in the creation or imposition of any Lien on any asset of a Loan Party, except Liens created under the Loan Documents.

D. Binding Obligation. This Amendment has been duly executed and delivered by the Borrower and is the legally valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

E. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION 4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS

A. Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Administrative Agent, each of the Lenders and each of the Loan Parties.

B. Severability. In case any provision herein or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

C. Reference to Credit Agreement. On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended and Restated Credit Agreement as amended and restated by this Amendment.

D. Effect on Credit Agreement. Except as specifically amended in Section 1 of this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

E. Execution. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

F. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

G. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

H. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AQUILEX HOLDINGS LLC, as Borrower

By:	/s/ Darren Smart
Name:	Darren Smart
Title:

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Ann Hurley
Name:	Ann Hurley
Title:	Manager, Agency

ROYAL BANK OF CANADA, as L/C Issuer

By:	/s/ James F. Disher
Name:	James F. Disher
Title:	Aughorized Signatory

[LENDER], as a Lender:

By:
Name:
Title:

* Executed by the required lenders thereto